UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2006

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – MATERIAL DEFINITIVE AGREEMENTS

On January 25, 2006, the independent members of the Board of Directors of Standex International Corporation, following approval by the Compensation Committee of the Board, granted 25,000 restricted stock units to Roger L. Fix, the Company’s Chief Executive Officer.  The units shall vest in three equal installments, on August 31, 2007, 2008 and 2009, respectively, provided that Mr. Fix continues to be employed by Standex at the time of vesting of each installment.

Upon vesting, Mr. Fix shall be entitled to shares of Common Stock equal to the number of restricted stock units that vest.  Mr. Fix shall have the option to defer the receipt of the shares of Common Stock until a date which is at least six months after the date of the termination of his employment, in accordance with the requirements of Section 409A of the Internal Revenue Code.

On the same date, Christian Storch, the Company’s Chief Financial Officer, was granted 9,000 shares of restricted stock, which shall vest in three equal installments on August 31, 2007, 2008 and 2009, respectively, provided that Mr. Storch continues to be employed by Standex at the time of vesting of each installment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Christian Storch
Christian Storch Chief Financial Officer

Date: January 27, 2006

Signing on behalf of the registrant and as principal financial officer